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                                                                     EXHIBIT 4.4

                                 AMENDMENT NO. 1

                          REGISTRATION RIGHTS AGREEMENT

      This agreement is Amendment No. 1 (the "Amendment") to the Registration Rights Agreement, dated as of June 16, 1998, by and among CAPELLA EDUCATION COMPANY (formerly known as Learning Ventures International, Inc.), a Minnesota corporation (the "Company") and NATIONAL COMPUTER SYSTEMS, INC. (the "Holder"), and is entered into as of the 20th day of April, 2000.

                                    RECITALS

      WHEREAS, the Holder and the Company are parties to a Registration Rights Agreement dated as of June 16, 1998; and

      WHEREAS, the Company proposes to sell and issue up to 2,596,491 shares of its Class E Convertible Preferred Stock pursuant to that certain Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

      WHEREAS, the purchase of the Class E Convertible Preferred Stock under the Purchase Agreement is conditioned upon the Holder and the Company entering into this Amendment; and

      WHEREAS, the Holder desires that shares of Class E Convertible Preferred Stock be sold by the Company pursuant to the Purchase Agreement;

            NOW, THEREFORE, the parties agree the Registration Rights Agreement shall be amended as follows:

            1. Section 1.1, entitled "Definitions," shall be amended to include the following definitions:

            "Class E Registrable Shares" shall mean the shares of the Company's capital stock that are Registrable Shares as defined in that certain Investor Rights Agreement between the Company and the purchasers of the Company's Class E Convertible Preferred Stock of even date herewith."

            "Legg Mason Warrant Shares" shall mean the shares of the Company's capital stock that are "warrant securities" as defined in that certain Warrant to purchase common shares of the Company issued to Legg Mason Wood Walker, Incorporated on June 16, 1998, as amended on the date hereof, and as defined in the Warrant to purchase common shares of the Company to be issued to Legg Mason Wood Walker, Incorporated upon the closing of the sale and purchase of the Company's Class E Convertible Preferred Stock."

            2. The second sentence of the second paragraph of Section 1.2 shall be revised to read as follows:

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      "Without the written consent of Holder, neither the Company nor any other holder of securities of the Company, other than holders of Class E Registrable Shares and Legg Mason Warrant Shares, may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Registrable Securities or require the exclusion of any portion of the Registrable Securities to be registered."

            3. The following text shall be added as a third paragraph of Section 1.2:

      "The Company shall be entitled to (x) postpone the filing of any registration statement otherwise required to be prepared and filed by the Company pursuant to this Section 1.2 (and may suspend the completion of any demand registration which has been initiated so long as the Registration Statement has not yet been declared effective) for a reasonable period of time, but not in excess of 60 days (a "Delay Period") or (y) suspend the use of any effective registration statement under this
      Section 1.2 for a reasonable period of time, but not in excess of 60 consecutive days (a "Suspension Period") if (i) such postponement or suspension is required by applicable law arising from events outside of the control of the Company or (ii) the Company determines that in its reasonable good faith judgment the registration and distribution of the Registrable Securities covered or to be covered by such registration statement would interfere with any pending material financing, acquisition, corporate reorganization or business combination, involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holder written notice of such determination (setting forth in reasonable detail the facts and circumstances resulting in such delay where such detail would not otherwise require such premature disclosure), and an approximation of the period of the anticipated delay or suspension; provided, however, that (i) the aggregate number of days included in all Delay Periods or Suspension Periods during any consecutive 12 months shall not exceed 90 days and (ii) the Company may not delay or suspend any registration more than one time an any 12-month period."

            4. Section 1.3 shall be amended by replacing the fourth sentence of the section, which begins "If in the good faith judgment...", with the following text:

      "If in the good faith judgment of the managing underwriter the registration of all, or part of, the Registrable Securities which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities, if any, which the managing underwriter believes may be sold without causing such material adverse effect. If the number of Registrable Securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Securities have requested to be included, then, (A) in the case of a registration statement whose filing was initiated by the Company, the securities to be included in such underwriting shall be allocated (x) first to the Company and (y) second among the holders of Registrable Securities, Class E Registrable Shares and Legg Mason Warrant Shares who have requested registration, on a pro rata basis based on the number of such securities included in their respective requests for registration and (B) in the case of a

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      registration statement whose filing was initiated by a selling stockholder, the securities to be included in such underwriting shall be allocated among the holders of Registrable Securities, Class E Registrable Shares and Legg Mason Warrant Shares who have requested registration, on a pro rata basis based on the number of shares included in their respective requests for registration. The Company (in the case of a registration statement whose filing was initiated by a selling stockholder) and any other Company stockholders, other than holders of Class E Registrable Shares and Legg Mason Warrant Shares (in the case of a registration statement whose filing was initiated by the Company or by a selling stockholder), shall have no right to participate in that event without the consent of the holders of at least a majority of the Registrable Securities participating in such offering."

            5. The following text shall be added to the end of Section 1.5(h):

      "provided that the Company may determine to delay filing of any such amendment or supplement, and request suspension by a selling stockholder of offers and sales pursuant to the prospectus, under the circumstances contemplated by the third paragraph of Section 1.2 hereof;"

            6. No Other Changes. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Registration Rights Agreement remain unaltered and in full force and effect. This Amendment and the Registration Rights Agreement shall be read and construed as one agreement.

            7. Effective Time. This Agreement shall become effective at the time of Closing (as defined in the Purchase Agreement).

            8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall be deemed but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto each has caused this Amendment to be duly executed in its name and on its behalf, all as of the day and year first above written.

COMPANY:                                       CAPELLA EDUCATION COMPANY

                                               By: /s/ Paul F. Clifford
                                                   -----------------------------
                                               Name: Paul F. Clifford
                                               Title: CFO

HOLDER:                                        NATIONAL COMPUTER SYSTEMS, INC.

                                               By: /s/ Adrienne T. Tietz
                                                   -----------------------------
                                               Name: Adrienne T. Tietz
                                               Title: Vice President

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